Exhibit 10.2

State of Delaware

Filed April 5, 2006

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of March 31, 2006 (the “Merger Agreement”), between Themescapes, Inc. a Delaware corporation (“Themescapes”), Cyclone Holdings, Inc., a Delaware corporation (“Cyclone”), and Bulldog Merger, Inc., a Delaware corporation (“Bulldog”).

WHEREAS, on the date hereof, Themescapes has authority to issue 100,000,000 shares of common stock, $0.001 par value per share (the “Themescapes Common Stock”), of which 40,119,390 shares are issued and outstanding;

WHEREAS, on the date hereof, Cyclone has authority to issue 100,000,000 shares of commons tock, $0.001 par value per share (the “Cyclone Common Stock”), of which 1,000 shares are issued, outstanding and owned by Themescapes;

WHEREAS, on the date hereof, Bulldog has authority to issue 100,000,000 shares of common stock, $0.001 par value per share (the “Bulldog Common Stock”), of which 1,000 shares are issued, outstanding and owned by Cyclone;

WHEREAS, the respective Boards of Directors of Themescapes, Bulldog, and Cyclone have determined that it is advisable and in the best interests of each of such corporations that they reorganize into a holding company structure pursuant to Section 251(G) of the Delaware General Corporation Law, under which Cyclone would survive as the holding company, by the merger of Themescapes with and into Bulldog, and with each holder of Themescapes Common Stock receiving one share of Cyclone Common Stock in exchange for such share of Themescapes Common Stock;

WHEREAS, under the respective certificates of incorporation of Themescapes and cyclone, the Themescapes Common Stock has the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Cyclone Common Stock which will be exchanged therefore pursuant to the holding company reorganization;

WHEREAS, the certificate of incorporation and bylaws of Cyclone, as the holding company, immediately following the merger will contain provisions identical to the certificate of incorporation and bylaws of Themescapes immediately prior to the merger, other than differences permitted by Section 251 (G) of the Delaware General Corporation Law;

WHEREAS, the certificate of incorporation of Themescapes is identical to the certificate of incorporation of Bulldog immediately prior to the merger, together than differences permitted by Section 251(g) of the Delaware General Corporation Law pursuant to this Merger Agreement;

WHEREAS, the Boards of Directors of Themescapes, Cyclone and Bulldog have approved this Merger Agreement, shareholder approval not being required pursuant to Section 251 (G) of the Delaware General Corporation Law;

WHEREAS, the parties hereto intend that the reorganization contemplated by this Merger Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, Themescapes, Bulldog and Cyclone hereby agree as follows:

1.

Merger.  Themescapes shall be merged with and into Bulldog (the “Merger”), and Bulldog shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving corporation”).  The Merger shall become effective upon the later of the date and time of filing a certified copy of this Merger Agreement with the Secretary of State of the State of Delaware in accordance with Section 251 (G) of the Delaware General Corporation Law or March 31, 2006 (the “Effective Time”).

2.

Certificate of Incorporation of the Surviving Corporation.  At the Effective Time, the Certificate of Incorporation of Bulldog, in effect immediately prior to the Effective Time, shall be amended as set forth below and as so amended shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein and under the Delaware General Corporation Law.

(a)

Article Four shall be amended to read in its entirety as follows:

“FOURTH.  The aggregate number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares of Common Stock, par value $0.001 per share.”

(b)

Article Nine shall be added and will read as follows:

“NINTH.  Holding Company.  Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law or under this Certificate of Incorporation the approval of the Corporation’s stockholders shall, pursuant to Section 251 (G) of the Delaware General Corporation Law, require, in addition, the approval of the Corporation’s stockholders shall, pursuant to Section 251(G) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of the Corporation’s holding company, Cyclone Holdings, Inc., or any successor by merger, by the same vote as is required by the Delaware General Corporation Law and/or by the Certificate of Incorporation of the Corporation.”

3.

Succession.  At the Effective Time, the separate corporate existence of Themescapes shall cease, and Bulldog shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of Themescapes, and Bulldog shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of Themescapes, including, without limitation, all outstanding indebtedness of Themescapes, all in the manner as more fully set forth in Section 251 (G) of the Delaware General Corporation Law.

4.

Directors.  The directors of Themescapes immediately prior to the Effective Time shall be the directors of the Surviving Corporation and Cyclone at and after the Effective Time to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

5.

Officers.  The officers of Themescapes immediately preceding the Effective Time shall be the officers of the Surviving Corporation and cyclone at and after the Effective Time until their successors are duly elected and qualified.

6.

Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(a)

Each share of Themescapes Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable shares of Cyclone Common Stock;

(b)

Each share of Themescapes Common Stock held in the treasury of Themescapes immediately prior to the Effective Time shall be cancelled and retired;

(c)

Each option, warrant, purchase right, unit or other security of Themescapes convertible into shares of Themescapes Common Stock shall become convertible into the same number of shares of Cyclone Common Stock as such security would have received if the security had been converted into shares of Themescapes Common Stock immediately prior to the Effective Time, and Cyclone shall reserve for purposes of the exercise of such options, warrants, purchase rights, units or other securities an equal number of shares of Cyclone Common Stock as Themescapes had reserved; and

(d)

Each share of Cyclone Common Stock issued and outstanding in the name of Themescapes immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of Cyclone Common Stock.

7.

Other Agreements.  At the Effective Time, Cyclone shall assume any obligation of Themescapes to deliver or make available shares of Themescapes Common Stock under any agreement or employee benefit plan not referred to in Paragraph 6 herein to which Themescapes is a party.  Any reference to Themescapes Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to Cyclone Common Stock and one share of Cyclone Common Stock shall be issuable in lieu of each share of Themescapes Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

8.

Further Assurances.  From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Themescapes such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Themescapes, and otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

9.

Certificates.  At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of Themescapes Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Cyclone Common Stock, as the case may be, into which the shares of Themescapes Common Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Cyclone and its transfer agent.  The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to cyclone or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Cyclone Common Stock, as the case may be, evidenced by such outstanding certificate, as above provided.

10.

Amendment.  The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time.

11.

Compliance with Section 251 (G) of the Delaware General Corporation Law.  Prior to the Effective Time, the parties hereto will take all steps necessary to comply with Section 251 (G) of the Delaware General Corporation Law, including without limitation, the following:

(a)

Certificate of Incorporation and By-Laws of Cyclone.  At the Effective Time, the Certificate of Incorporation and By-Laws of Cyclone shall be in the form of the Certificate of Incorporation and By-Laws of Themescapes, as in effect immediately prior to the Effective Time.

(b)

Directors and Officers of Cyclone.  At the Effective Time, the directors and officers of Themescapes immediately prior to the Effective Time shall be the directors and officers of Cyclone, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of Cyclone.

(c)

Filings.  Prior to the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Delaware Secretary of State.  Prior to the Effective Time, to the extent necessary to effectuate any amendments to the certificates of incorporation of the Surviving Corporation and Cyclone contemplated by this Agreement, each of the Surviving Corporation and Cyclone shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

12.

Termination.  This merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the board of directors of Bulldog, Cyclone and Themescapes, by action of the board of directors of Themescapes if it determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of Themescapes and its stockholders.

13.

Counterparts.  This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

14.

Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

15.

Governing Law.  This Merger Agreement shall be convened by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, Themescapes, Cyclone and Bulldog have caused this Merger Agreement to be executed and delivered as of the date first above written.

                                                          THEMESCAPES, INC., a Delaware corporation

                                                          /s/ Erik S. Nelson

                                                          Name:  Erik S. Nelson

                                                          Title:  President and CEO

                                                          CYCLONE HOLDINGS, INC., a Delaware corporation

                                                          /s/ Erik S. Nelson

                                                          Name:  Erik S. Nelson

                                                          Title:  President and CEO

                                                          BULLDOG MERGER, INC., a Delaware corporation

                                                          /s/ Erik S. Nelson

                                                          Name:  Erik S. Nelson

                                                          Title:  President and CEO

CERTIFICATION

STATE OF GEORGIA

COUNTY OF DEKALB

Before me, a Notary Public in and for said County, personally appeared Erik S. Nelson, the President of Themescapes, Inc., Cyclone Holdings, Inc. and Bulldog Merger, Inc., on the 30th day of March 2006, who certified that the foregoing Agreement and Plan of Merger was adopted by the board of directors of Themescapes, Inc., Cyclone Holdings, Inc., and Bulldog Merger, Inc., pursuant to Section 251 (G) of the Delaware General Corporation Law, and that the conditions in the first sentence of Section 251(G) have been satisfied.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notary seal on the day and year last aforesaid

                                                                        /s/ Erik S. Nelson

                                                                       Eric S. Nelson

                                                                        Sworn to and subscribed before me

                                                                        the 30th day of March, 2006.

                                                                       /s/ Susan M. Blair

                                                                       Susan M. Blair

                                                                       Commission Expires: December 15, 2007